UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

T.A.G. ACQUISITIONS LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-55226	47-1363493
(State of Incorporation)	(Commission File Number)	(IRS Employer Number)

130 East Route 59 Suite #6
Spring Valley, New York 10977

(Address of principal executive offices)

845-517-3673

(Registrant’s telephone number, including area code)

Prepared By:

18 East 41st Street 14th floor

New York NY, 10017

www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 8, 2016, T.A.G. Acquisitions Ltd., a Delaware company (the “Company”), through its newly created subsidiary Santiago Acquisitions LLC, completed its closing in connection with the purchase of the property known as 87-48 Santiago Street, Holliswood, NY 11423 (the “Property”), pursuant to an Agreement of Assignment of Bid, dated February 23, 2016, between Nison Badalov and the Company. The purchase price for the Property was $999,500, plus fees and costs related to the closing of $91,436, for an aggregate purchase price of $1,090,936 (the “Purchase Price”).

The Company secured a loan in the principal amount of $840,000 at a twelve (12%) percent interest rate, due on April 30, 2017, from SHARESTATES LLC to cover the Purchase Price (the “Loan”).  Chester Meisels, the CEO for the Company, personally guaranteed repayment of the Loan.

Exhibit No.	Description

10.1	Agreement of Assignment of Bid, dated February 23, 2016, between Nison Badalov and T.A.G. Acquisitions Ltd.

10.2	Loan Agreement and Commercial Promissory Note, dated April 8, 2016, between SHARESTATES, LLC and Santiago Acquisitions LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

T.A.G. ACQUISITIONS LTD.

Date: April 12, 2016	By:	/s/ Chester Meisels
Name: Chester Meisels
Title: President, Secretary and Treasurer